UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2021 (June 24, 2021)

CITRINE GLOBAL, CORP.

Delaware	000-55680	68-0080601
(State or Other Jurisdiction Of incorporation)	(commission File Number)	(IRS Employer Identification Number)

2 Jabotinsky St., Atrium Tower, Ramat Gan, Tel Aviv District, Israel	5250501
(Address of Principal Executive Offices)	(Area Code)

+ (972) 73 7600341

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to the Convertible Note Purchase Agreement dated as of April 1, 2020, as subsequently amended (the “Convertible Note Agreement”), entered into by Citrine Global, Corp. (the “Company”) and Citrine S A L Investment & Holdings Ltd, WealthStone Private Equity Ltd, WealthStone Holdings Ltd, Golden Holdings Neto Ltd, Beezz Home Technologies Ltd, Citrine Biotech 5 LP, Citrine High Tech 6 LP, Citrine High Tech 7 LP, Citrine 8 LP, Citrine 9 LP and Citrine Biotech 10 LP, all of which are affiliated entities (collectively the “Buyer”), on June 24, 2021, Citrine 8 LP, one of the Buyer entities (hereinafter “Citrine 8”) agreed to honor a Draw Down Notice (as defined in the Convertible Note Agreement) for, and has advanced to the Company, $350,000. In connection therewith, Citrine 8 has agreed to extend the date on which a Draw Down Notice can be honored under the Convertible Note Agreement and has agreed to advance funds on the same terms and conditions as are specified in the Convertible Note Agreement. The terms of the advances under the Convertible note agreement were previously disclosed by the Company in Current Reports on Form 8-K filed on each of April 21, April 23 and June 12, 2020. The annual interest on the Note delivered under the Convertible Note Agreement continues to be nine percent (9%) and the maturity date is December 24, 2022 or, if earlier, at such time as the Company consummates an investment of at least $5 million in the Company’s securities. As provided for under the terms of the Convertible Note Agreement, Citrine 8 will be issued 10,500,105 A warrants and 10,500,105 B warrants for shares of common stock, where the A warrants are exercisable beginning December 24, 2021 through December 24, 2023 and the B warrants are exercisable beginning December 24, 2021 through December 24, 2024, in each case at a per share exercise price of $0.10.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the Convertible Note Purchase Agreement, as amended, on June 24, 2021 the Company received an investment amount of $350,000 pursuant to a Draw Down Notice delivered to Citrine 8 for such amount. Citrine 8 has agreed to extend the date on which a Draw Down Notice may be delivered under the Convertible Note Agreement. The interest rate on the drawn down amount is 9% per annum. The maturity date is December 24, 2022 or, if earlier, at such time as the Company consummates an investment of at least $5 million in the Company’s securities.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citrine Global, Corp.

By:	/s/ Ora Elharar Soffer
Name:	Ora Elharar Soffer
Title:	Chairperson of the Board and CEO

Date: June 29, 2021